Exhibit 99.1

TransDigm Group Reports Fiscal 2010 Second Quarter Results

Cleveland, Ohio, May 10, 2010/PRNewswire-FirstCall/ — TransDigm Group Incorporated (NYSE: TDG), a leading global designer, producer and supplier of highly engineered aircraft components, today reported results for the fiscal second quarter ended April 3, 2010.

Highlights for the second quarter include:

-	Net sales of $206.1 million, up 6.7% from $193.0 million

-	EBITDA As Defined of $99.8 million, up 5.7% from $94.4 million

-	Net income of $38.0 million, down 5.6% from $40.3 million

-	Earnings per share under the “two-class method” of $0.72, down 6.5% from $0.77

-	Adjusted earnings per share under the “two-class method” of $0.78, down 3.7% from $0.81

-	Increase in fiscal 2010 earnings outlook

Net sales for the quarter rose 6.7% to $206.1 million from $193.0 million in the comparable quarter a year ago. The favorable contribution from acquisitions of 10.1% more than offset the 3.4% decline in organic net sales. The decrease in organic sales was primarily due to lower commercial OEM and to a lesser extent, a modest decrease in commercial aftermarket demand offset by higher defense sales.

Net income for the quarter decreased 5.6% to $38.0 million, or $0.72 per share, compared with $40.3 million, or $0.77 per share, in the comparable quarter a year ago. The decrease in net income was primarily due to an increase in interest expense primarily associated with the $425 million note offering issued on October 6, 2009.

Adjusted net income for the quarter decreased 3.4% to $41.2 million, or $0.78 per share, from $42.7 million, or $0.81 per share, in the comparable quarter a year ago. Adjusted net income for the current quarter excludes $3.2 million, net of tax, or $0.06 per share, of non-cash compensation costs, acquisition-related expenses, and transaction-related costs. Adjusted net income for the prior-year quarter excluded $2.4 million, net of tax, or $0.05 per share, of non-cash compensation costs and acquisition-related expenses.

EBITDA for the quarter increased 4.1% to $95.4 million from $91.7 million for the comparable quarter a year ago. EBITDA As Defined for the period increased 5.7% to $99.8 million compared with $94.4 million in the quarter a year ago. EBITDA As Defined as a percentage of net sales for the quarter was 48.4%.

“Despite a continuing difficult global economic and aerospace market environment we are pleased with our operating results for both the fiscal second quarter and year-to-date periods,” stated W. Nicholas Howley, TransDigm Group’s Chairman and Chief Executive Officer. “In the second quarter, our commercial aftermarket sales showed significant sequential improvement, while commercial transport OEM sales were about flat with the prior year. Defense revenues were also strong in the quarter. We had another good quarter operationally with a 48.4% EBITDA As Defined margin, in spite of the dilutive impact of recent acquisitions.”

Year-to-Date Results

Net sales for the 26-week period ended April 3, 2010 were $390.4 million, a 4.3% increase over net sales of $374.3 million in the comparable period last year. All of this increase was due to recent acquisitions, with organic growth down 5.3%.

Net income for the 26-week period decreased 13.9% to $68.8 million, or $0.73 per share, from $79.9 million, or $1.52 per share, in the comparable period a year ago. This decrease in net income is primarily due to an increase in interest expense of $8.5 million, net of tax, or $0.16 per share, primarily associated with the October 2009 note offering. In addition, earnings per share in the first quarter were reduced by $0.57 per share relating to the dividend equivalent payment.

Adjusted net income for the 26-week period decreased 8.5% to $76.8 million, or $1.45 per share, from $83.9 million, or $1.60 per share, in the comparable period a year ago. This decrease in adjusted net income is primarily driven by $0.16 per share of increased interest expense primarily associated with the October 2009 note offering. Adjusted net income in the current year-to-date period excludes $5.9 million of acquisition-related costs, and transaction-related costs net of tax, or $0.11 per share, and $2.1 million of certain non-cash compensation-related expenses, net of tax, or $0.04 per share. In addition, Adjusted earnings per share in the first quarter excluded $0.57 per share relating to the dividend equivalent payment. Adjusted net income in the prior year-to-date period excluded $2.2 million of acquisition-related costs, net of tax, or $0.04 per share, and $1.8 million of certain non-cash compensation-related expenses, net of tax, or $0.03 per share.

EBITDA for the 26-week period decreased 1.0% to $179.5 million compared with $181.3 million for the comparable period a year ago. EBITDA As Defined for the period increased 2.3% to $190.1 million from $185.9 million for the comparable period a year ago. EBITDA As Defined Margin for the period was 48.7%.

Please see the attached tables for a reconciliation of net income to EBITDA, EBITDA As Defined, and adjusted net income, a reconciliation of net cash provided by operating activities to EBITDA and EBITDA As Defined, and a reconciliation of earnings per share to adjusted earnings per share for the periods discussed in this press release.

The application of the “two-class method” as compared to the treasury stock method requires the inclusion of approximately 2 million additional shares outstanding for the quarter, which results in dilution of earnings per share by approximately 3-4% on a fully diluted basis.

Fiscal 2010 Outlook

Commenting on the revisions in guidance, Mr. Howley concluded, “The Company is modestly revising full year fiscal 2010 guidance for sales and earnings to reflect the current market outlook. We remain cautious about the pace of recovery in both the worldwide economy and the aerospace markets but the commercial OEM revenue now appears less likely to decline in the second half of the year.”

Based upon current market conditions and assuming no additional acquisitions, the revised guidance is as follows:

–	Revenues are anticipated in the range of $804 million to $835 million (previously in the range of $800 million to $831 million) compared with $762 million in fiscal 2009;

–	EBITDA As Defined is anticipated in the range of $393 million to $408 million (previously in the range of $390 million to $405 million) compared with $375 million in fiscal 2009;

–	Net income is anticipated in the range of $150 million to $155 million (previously in the range of $143 million to $153 million) compared with $163 million in fiscal 2009;

–	Earnings per share under the “two-class method” are expected to be in the range of $2.25 to $2.35 per share on weighted average shares outstanding of 53.0 million (previously in the range of $2.12 to $2.32 per share) compared with $3.10 in fiscal 2009; and

–	Adjusted earnings per share under the “two-class method” are expected to be in the range of $3.05 to $3.15 per share (previously in the range of $2.95 to $3.15 per share) compared with $3.29 in fiscal 2009.

Conference Call

TransDigm Group will host a conference call for investors and security analysts on May 10, 2010, beginning at 11:00 a.m., Eastern Time. To join the call, dial (866) 783-2138 and enter the pass code 93473468. International callers should dial (857) 350-1597 and use the same pass code. A live audio webcast can be accessed online at http://www.transdigm.com. The call will be archived on the website and available for replay at approximately 2:00 p.m., Eastern Time. A telephone replay will be available for two weeks by dialing (888) 286-8010 and entering the pass code 12070897. International callers should dial (617) 801-6888 and use the same pass code.

About TransDigm Group

TransDigm Group, through its wholly-owned subsidiaries, is a leading global designer, producer and supplier of highly engineered aircraft components for use on nearly all commercial and military aircraft in service today. Major product offerings, substantially all of which are ultimately provided to end-users in the aerospace industry, include mechanical/ electromechanical actuators and controls, ignition systems and components, gear pumps, specialized valves, engineered connectors, power conditioning devices, specialized fluorescent lighting, specialized AC/DC electric motors, aircraft audio systems, engineered latches and cockpit security devices, lavatory hardware and components, hold open rods and locking devices, specialized cockpit displays, elastomers, NiCad batteries/chargers, and starter generators and related components.

Non-GAAP Supplemental Information

EBITDA, EBITDA As Defined, EBITDA As Defined Margin, adjusted net income and adjusted earnings per share are non-GAAP financial measures presented in this press release as supplemental disclosures to net income and reported results. TransDigm Group defines EBITDA as earnings before interest, taxes, depreciation and amortization and defines EBITDA As Defined as EBITDA plus certain non-operating items, acquisition-related costs, transaction-related costs and non-cash charges incurred in connection with certain employee benefit plans. TransDigm Group defines adjusted net income as net income plus purchase accounting backlog amortization expense, acquisition-related costs, transaction-related costs and non-cash charges incurred in connection with certain employee benefit plans. EBITDA As Defined Margin represents EBITDA As Defined as a percentage of net sales. For more information regarding the computation of EBITDA, EBITDA As Defined and adjusted net income and adjusted earnings per share, please see the attached financial tables.

TransDigm Group presents these non-GAAP financial measures because it believes that they are a useful indicator of its operating performance. TransDigm Group believes that EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties to measure operating performance among companies with different capital structures, effective tax rates and tax attributes, capitalized asset values and employee compensation structures, all of which can vary substantially from company to company. In addition, analysts, rating agencies and others use EBITDA to evaluate a company’s ability to incur and service debt. EBITDA As Defined is used to measure TransDigm Inc.’s compliance with the financial covenant contained in its credit facility. TransDigm Group’s management also uses EBITDA As Defined to review and assess its operating performance and management team in connection with employee incentive programs and the preparation of its annual budget and financial projections. Moreover, TransDigm Group’s management uses EBITDA As Defined to evaluate acquisitions and as a liquidity measure. In addition, TransDigm Group’s management uses adjusted net income as a measure of comparable operating performance between time periods and among companies as it is reflective of changes in pricing decisions, cost controls and other factors that affect operating performance.

None of EBITDA, EBITDA As Defined, EBITDA As Defined Margin, adjusted net income or adjusted earnings per share is a measurement of financial performance under GAAP and such financial measures should not be considered as an alternative to net income, operating income, earnings per share, cash flows from operating activities or other measures of performance determined in accordance with GAAP. In addition, TransDigm Group’s calculation of these non-GAAP financial measures may not be comparable to the calculation of similarly titled measures reported by other companies.

Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995, including expectations of future performance, profitability, growth and earnings. All statements other than statements of historical fact that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements, including, in particular, statements about our plans, objectives, strategies and prospects regarding, among other things, our financial condition, results of operations, and business. We have identified some of these forward-looking statements with words like “believe,” “may,” “will,” “should,” “expect,” “intend,” “plan,” “predict,” “anticipate,” “estimate,” or “continue” and other words and terms of similar meaning. Specifically, statements contained under the heading “Fiscal 2010 Outlook” constitute forward-looking statements.

All forward-looking statements involve risks and uncertainties which could affect TransDigm Group’s actual results and could cause its actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, TransDigm Group. These risks and uncertainties include but are not limited to: future terrorist attacks; a decrease in flight hours and our customers’ profitability, both of which are impacted by general economic conditions; our substantial indebtedness; our reliance on certain customers; our fixed price contracts; the U.S. defense budget and risks associated with being a government supplier; failure to maintain government or industry approvals; the pricing review to which certain of our divisions and subsidiaries have been subject; failure to complete or successfully integrate acquisitions; and other factors. Further information regarding the important factors that could cause actual results to differ materially from projected results can be found in TransDigm Group’s Annual Report on Form 10-K and any other reports that TransDigm Group or its subsidiaries have filed with the Securities and Exchange Commission. Except as required by law, TransDigm Group undertakes no obligation to revise or update the forward-looking statements contained in this press release.

Contact:	Jonathan D. Crandall
Investor Relations
(216) 706-2945
ir@transdigm.com

TRANSDIGM GROUP INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF INCOME                                                                                           Table 1

FOR THE THIRTEEN AND TWENTY-SIX WEEK PERIODS ENDED

APRIL 3, 2010 AND MARCH 28, 2009

(Amounts in thousands, except per share amounts)

(Unaudited)

	Thirteen Week Periods Ended		Twenty-Six Week Periods Ended
	April 3, 2010	March 28, 2009	April 3, 2010	March 28, 2009

NET SALES	$206,077	$193,047	$390,355	$374,323

COST OF SALES	90,874	84,236	172,093	161,224

GROSS PROFIT	115,203	108,811	218,262	213,099

OPERATING EXPENSES:
Selling and administrative	23,594	20,412	46,060	38,588
Amortization of intangibles	3,550	3,625	7,690	6,849

Total operating expenses	27,144	24,037	53,750	45,437

INCOME FROM OPERATIONS	88,059	84,774	164,512	167,662

INTEREST EXPENSE - Net	28,414	21,640	56,928	43,622

INCOME BEFORE INCOME TAXES	59,645	63,134	107,584	124,040

INCOME TAX PROVISION	21,600	22,830	38,780	44,137

NET INCOME	$38,045	$40,304	$68,804	$79,903

NET INCOME APPLICABLE TO COMMON STOCK	$38,045	$40,304	$38,491	$79,903

Net Earnings Per Share:
Basic and Diluted	$0.72	$0.77	$0.73	$1.52

Cash dividends paid per common share	$—	$—	$7.65	$—

Weighted-Average Shares Outstanding:
Basic and Diluted	52,922	52,389	52,923	52,596

TRANSDIGM GROUP INCORPORATED

SUPPLEMENTAL INFORMATION                                                                                                                                           Table 2

FOR THE THIRTEEN AND TWENTY-SIX WEEK PERIODS ENDED

APRIL 3, 2010 AND MARCH 28, 2009

(Amounts in thousands)

(Unaudited)

	Thirteen Week Periods Ended		Twenty-Six Week Periods Ended
	April 3, 2010	March 28, 2009	April 3, 2010	March 28, 2009

Net Income	$38,045	$40,304	$68,804	$79,903
Depreciation and Amortization	7,333	6,888	14,949	13,601
Interest Expense, net	28,414	21,640	56,928	43,622
Income Tax Provision	21,600	22,830	38,780	44,137

EBITDA	95,392	91,662	179,461	181,263

Add: As Defined Adjustments:
Stock option expense (1)	1,649	1,697	3,270	2,492
Integration and purchase accounting adjustments (2)	2,723	1,022	5,944	1,839
Acquisition transaction-related expenses (3)	24	—	1,474	—
Deferred compensation costs (4)	—	(2)	—	297

Gross Adjustments to EBITDA	4,396	2,717	10,688	4,628

EBITDA As Defined	$99,788	$94,379	$190,149	$185,891

EBITDA As Defined, Margin (5)	48.4%	48.9%	48.7%	49.7%

(1)	Represents compensation expense recognized by TD Group under our stock option plans.
(2)	Represents costs incurred to integrate acquired businesses into TD Group’s operations and purchase accounting adjustments to inventory that were charged to cost of sales.
(3)

Represents, for periods after October 1, 2009, transaction-related costs comprising deal fees; legal, financial and tax due diligence expenses; and valuation costs that are now required to be expensed as incurred.

(4)	Represents the expenses recognized by TD Group under our deferred compensation plans.
(5)	The EBITDA As Defined margin represents the amount of EBITDA As Defined as a percentage of net sales.

TRANSDIGM GROUP INCORPORATED

SUPPLEMENTAL INFORMATION                                                                                                                                            Table 3

FOR THE THIRTEEN AND TWENTY-SIX WEEK PERIODS ENDED

APRIL 3, 2010 AND MARCH 28, 2009

(Amounts in thousands, except per share amounts)

(Unaudited)

	Thirteen Week Periods Ended		Twenty-Six Week Periods Ended
Reported Earnings Per Share	April 3, 2010	March 28, 2009	April 3, 2010	March 28, 2009

Net Income	$38,045	$40,304	$68,804	$79,903
Less: Dividends paid on participating securities	—	—	(30,313)	—

Net income applicable to common stock	$38,045	$40,304	$38,491	$79,903

Weighted-average shares outstanding under the two-class method: (1)
Weighted average common shares outstanding	49,074	48,261	49,028	48,429
Vested options deemed participating securities	3,848	4,128	3,895	4,167

Total shares for basic and diluted earnings per share	52,922	52,389	52,923	52,596

Basic and diluted earnings per share	$0.72	$0.77	$0.73	$1.52

Adjusted Earnings Per Share

Net Income	$38,045	$40,304	$68,804	$79,903

Gross adjustments to EBITDA	4,396	2,717	10,688	4,628
Purchase accounting backlog amortization	617	980	1,754	1,632
Tax adjustment	(1,823)	(1,332)	(4,485)	(2,229)

Adjusted Net Income	$41,235	$42,669	$76,761	$83,934

Adjusted diluted earnings per share under the two-class method	$0.78	$0.81	$1.45	$1.60

(1)

Application of the two-class method as compared to the treasury stock method requires the inclusion of approximately 2 million additional shares outstanding for the quarter, which results in dilution of earnings per share by approximately 3-4% on a fully diluted basis.

TRANSDIGM GROUP INCORPORATED

SUPPLEMENTAL INFORMATION                                                                                                                                            Table 4

(Amounts in thousands, except per share amounts)

(Unaudited)

	Thirteen Week Period Ended April 3, 2010	Twenty-Six Week Period Ended April 3, 2010

Net Income	$38,045	$68,804

Less: Dividends paid on participating securities	—	(30,313)

Net income applicable to common stock	$38,045	$38,491

Weighted average common shares outstanding	49,074	49,028
Vested options deemed participating securities	3,848	3,895

Diluted weighted-average shares outstanding	52,922	52,923

Diluted earnings per share	$0.72	$0.73
Adjustments to diluted earnings per share:
Inclusion of the dividend equivalent payment	—	0.57
Non-cash compensation costs	0.02	0.04
Acquisition-related expenses	0.04	0.09
Transaction-related expenses	—	0.02

Adjusted diluted earnings per share	$0.78	$1.45

TRANSDIGM GROUP INCORPORATED

SUPPLEMENTAL INFORMATION                                                                                                                                             Table 5

FOR THE TWENTY-SIX WEEK PERIODS ENDED

APRIL 3, 2010 AND MARCH 28, 2009

(Amounts in thousands, except per share amounts)

(Unaudited)

	Twenty-Six Week Periods Ended
	April 3, 2010	March 28, 2009

Net Cash Provided by Operating Activities	$83,831	$79,515
Adjustments:
Changes in assets and liabilities, net of effects from acquisitions of businesses	(6,694)	18,459
Interest expense - net (1)	53,157	41,996
Income tax provision - current	37,780	42,041
Non-cash equity compensation (2)	(3,284)	(2,509)
Excess tax benefit from exercise of stock options	14,671	1,761

EBITDA	179,461	181,263
Adjustments:
Stock option expense (3)	3,270	2,492
Integration and purchase accounting adjustments (4)	5,944	1,839
Acquisition transaction-related expenses (5)	1,474	—
Deferred compensation costs (6)	—	297

EBITDA As Defined	$190,149	$185,891

(1)	Represents interest expense excluding the amortization of debt issue costs and note premium and discount.
(2)	Represents the compensation expense recognized by TD Group under our stock plans.
(3)	Represents the compensation expense recognized by TD Group under our stock option plans.
(4)	Represents costs incurred to integrate acquired businesses into TD Group’s operations and purchase accounting adjustments to inventory that were charged to cost of sales.
(5)

Represents, for periods after October 1, 2009, transaction-related costs comprising deal fees; legal, financial and tax due diligence expenses; and valuation costs that are now required to be expensed as incurred.

(6)	Represents the compensation expense recognized by TD Group under our deferred compensation plans.

TRANSDIGM GROUP INCORPORATED

SELECTED BALANCE SHEET DATA                                                                                                                                        Table 6

(Amounts in thousands)

(Unaudited)

	April 3, 2010	September 30, 2009
Cash and cash equivalents	$187,349	$190,167
Trade accounts receivable - Net	112,348	106,446
Inventories	174,230	167,766

Accounts payable	28,297	44,680
Accrued liabilities	63,650	55,072

Long-Term Debt	1,770,594	1,356,761